EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (“Section 906”), C. Robert Udell Jr. and Steven L. Childers, President and Chief Executive Officer and Chief Financial Officer, respectively, of Consolidated Communications Holdings, Inc., each certify that to his knowledge (i) the Quarterly Report on Form 10-Q for the period ended September 30, 2020 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of Consolidated Communications Holdings, Inc.

/s/ C. Robert Udell Jr.
C. Robert Udell Jr.
President and Chief Executive Officer
(Principal Executive Officer)
October 30, 2020

/s/ Steven L. Childers
Steven L. Childers
Chief Financial Officer
(Principal Financial Officer and Chief Accounting Officer)
October 30, 2020